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                                                               EX. 99.9(b)

                   LICENSE AGREEMENT RELATING TO USE OF NAME

        AGREEMENT made as of the 18th day of April, 1990, by and between MERRILL LYNCH & CO., INC., a Delaware corporation ("Merrill Lynch"), and MERRILL LYNCH SHORT-TERM GLOBAL INCOME FUND, INC., a Maryland corporation (the "Fund").

                              W I T N E S S E T H:

        WHEREAS, Merrill Lynch was incorporated under the laws of the State of Delaware on March 27, 1973 under the corporate name Merrill Lynch & Co., Inc. and has used such name at all times thereafter;

        WHEREAS, Merrill Lynch was duly qualified as a foreign corporation under the laws of the State of New York on April 25, 1973 and has remained so qualified at all times thereafter;

        WHEREAS, the Fund was organized under the laws of the Commonwealth of Maryland on April 18, 1990; and

        WHEREAS, the Fund has requested Merrill Lynch to give its consent to the use of the name "Merrill Lynch" in the Fund's name.

        NOW, THEREFORE, in consideration of the premises and of the covenants hereafter contained, Merrill Lynch and the Fund hereby agree as follows:

        1. Merrill Lynch hereby grants the Fund a non-exclusive license to use the words "Merrill Lynch" in its name, and in the name of any portfolio organized as a separate series of the Fund.

        2.  Merrill Lynch hereby consents to the qualification of
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the Fund to do business under the laws of any state of the United States with the words "Merrill Lynch" in its name and agrees to execute such formal consents as may be necessary in connection with such filing.

        3. The non-exclusive license hereinabove referred to has been given and is given by Merrill Lynch on the condition that it may at any time, in its sole and absolute discretion, withdraw the non-exclusive license to the use of the words "Merrill Lynch" in the name of the Fund; and, as soon as practicable after receipt by the Fund of written notice of the withdrawal of such non-exclusive license, and in no event later than ninety days thereafter, the Fund will change its name so that such name will not thereafter include the words "Merrill Lynch" or any variation thereof.

        4. Merrill Lynch reserves and shall have the right to grant to any other company, including without limitation, any other investment company, the right to use the words "Merrill Lynch" or variations thereof in its name and no consent or permission of the Fund shall be necessary; but, if required by an applicable law of any state, the Fund will forthwith grant all requisite consents.

        5. The Fund will not grant to any other company the right to use a name similar to that of the fund or Merrill Lynch without the written consent of Merrill Lynch.

        6. Regardless of whether the Fund should hereafter change its name and eliminate the words "Merrill Lynch" or any variation thereof from such name, the Fund hereby grants to Merrill Lynch



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the right to cause the organization of other voluntary associations or the incorporation of corporations which may have names similar to that of the Fund or to that which the Fund may change its name and to own all or any portion of the shares of such other corporations or associations and to enter into contractual relationships with such other corporations or associations, subject to any requisite approval of a majority of the Fund's shareholders and the Securities and Exchange Commission and the Fund agrees to give and execute any such formal consents or agreements, and to make a diligent effort to obtain such approvals, as may be necessary in connection therewith.

        7. This Agreement may be amended at any time by a writing signed by the parties hereto.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                        MERRILL LYNCH & CO., INC.


                                        By  /s/  Arthur Zeikel
                                          ------------------------------



                                        MERRILL LYNCH SHORT-TERM GLOBAL
                                        INCOME FUND, INC.


                                        By  /s/ Mark B. Goldfus
                                          ------------------------------